UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 16, 2004

RESPIRONICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-16723 (Commission File Number)	25-1304989 (IRS Employer Identification No.)

1010 Murry Ridge Lane, Murrysville, Pennsylvania (Address of Principal Executive Offices)	15668-8525 (Zip Code)

Registrant’s telephone number, including area code (724) 387-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page
ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT	3

SIGNATURE	4

2

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

     On November 16, 2004 the Board of Directors of Respironics, Inc. (“Respironics”) approved (i) the suspension of the Respironics, Inc. Supplemental Executive Retirement Plan (the “Employee Plan”) and (ii) the suspension of the Respironics, Inc. Non-Employee Director Deferred Compensation Plan (the “Directors’ Plan”), which provided for the nonqualified deferral of compensation by executives and directors, respectively. The Company has determined to suspend the Employee Plan and Directors’ Plan in light of the upcoming effectiveness of new deferred compensation requirements included within the American Jobs Creation Act of 2004.

Employee Plan

The Employee Plan will be suspended as of December 31, 2004. After December 31, 2004, the Employee Plan will, however, continue to operate for the sole purpose of administering vested amounts deferred under the plan on or prior to December 31, 2004 in accordance with the terms of the Employee Plan.

Directors’ Plan

The Directors’ Plan will be suspended as of December 31, 2004. After December 31, 2004, the Directors’ Plan will, however, continue to operate for the sole purpose of administering vested amounts deferred under the plan on or prior to December 31, 2004 in accordance with the terms of the Directors’ Plan.

3

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RESPIRONICS, INC.
	By:	/s/ Daniel J. Bevevino
Daniel J. Bevevino
Date: November 16, 2004		Vice President and Chief Financial and Principal Accounting Officer

4